UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2014 (October 1, 2014)

SOLERA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7 Village Circle, Suite 100
Westlake, TX 76262
(Address of principal executive offices, including Zip Code)
(817) 961-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2014 (the “Date of Grant”), the Compensation Committee (the “Committee”) of Solera Holdings, Inc. (“Solera” or the “Company”) granted equity awards (the “Other NEO Awards”) to Renato Giger, the Company’s Chief Financial Officer, and Jason Brady, the Company’s Senior Vice President and General Counsel (each an “Other NEO” and collectively the “Other NEOs”). The Other NEO Awards consist of: performance share units (“PSUs”) (50% of the grant date value of the Other NEO Awards); stock options (25% of the grant date value of the Other NEO Awards); and restricted stock units (“RSUs”) (25% of the grant date value of the Other NEO Awards). The PSUs can be earned based on the achievement of sequential annual performance hurdles over a three-year period, and any of the PSUs that are earned will vest after the end of the three-year period; the stock options and the RSUs vest over a four-year period. All of the Other NEO Awards have been granted under the Company’s 2008 Omnibus Incentive Plan (the “2008 Plan”).

The performance hurdles for the PSUs are aligned with Mission 2020. Mission 2020 is the Company’s initiative to achieve $2 billion in revenue and $800 million in Adjusted EBITDA (recently increased to $840 million) by fiscal year 2020. The Other NEO Awards vest over a similar time period as an earlier grant of non-qualified stock options (the “Mission 2020 Awards”) to the Other NEOs in support of Mission 2020. The Mission 2020 Awards granted to the Other NEOs represented a portion of the Other NEOs’ long-term incentive awards associated with the achievement of the first phase of Mission 2020 (fiscal year 2013 through fiscal year 2017), and the Other NEO Awards represent the balance of the awards.

The Committee approved the grant of the initial portion of the Mission 2020 Awards to the Other NEOs on March 29, 2013. 30% of the Mission 2020 Awards vest on a time-based schedule, and 70% of the Mission 2020 Awards vest pursuant to a performance-based schedule (the “Performance-Based Awards”).

The Other NEO Awards provide a mechanism to incentivize the Other NEOs’ long-term commitment to the Company and continued contributions to enhancing the operations and increasing the profitability and value of the Company through at least fiscal year 2017.

Other NEO Awards - PSUs

The Other NEOs can earn the PSUs based on the Company’s performance measured against pre-established targets for Adjusted EBITDA and return on invested capital (“ROIC”) during the three fiscal years ending June 30, 2017 (the “Measurement Period”).

Adjusted EBITDA represents our GAAP net income, excluding (i) interest expense, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) restructuring charges, asset impairments, and other costs associated with exit or disposal activities, (vi) other (income) expense, net, (vii) litigation-related expenses and (viii) acquisition-related costs. Adjusted EBITDA is used by us and our investors to compare our current operating results with corresponding prior periods as well as to the operating results of other companies in our industry. We believe that Adjusted EBITDA provides valuable insight into our profitability exclusive of unusual adjustments. The Committee selected Adjusted EBITDA as one of the performance hurdles as it has a strong correlation to profitable revenue growth and margin discipline, which are key drivers for stockholder value creation.

In relation to the Adjusted EBITDA performance hurdles for fiscal years 2015, 2016 and 2017 set forth in the Performance-Based Awards, each of the annual Adjusted EBITDA performance hurdles for the PSUs (i) is greater on an absolute U.S. dollar basis and (ii) at target, continues to require strong and progressively-higher growth.

ROIC is defined as net operating profit after tax (“NOPAT”) divided by our average Invested Capital. NOPAT is defined as Adjusted EBITDA multiplied by one less an assumed tax rate of 26%. Invested Capital is equal to the four-quarter average of total assets less accounts payable less cash less one half of capital expenditures. Contributions from acquired businesses will be phased into Invested Capital during a four-year period following the completion of the acquisition at a rate of 1/16 per calendar quarter. The Company will achieve this performance hurdle if ROIC achieved for the fiscal year is in excess of our weighted average cost of capital for such fiscal year plus a one percent premium. The Committee selected ROIC as the second performance hurdle recognizing that the profitable growth required to achieve the Adjusted EBITDA performance hurdles will require significant capital investments and further aligns compensation with our ability to provide returns on investments that both provide longer-term value creation and exceed our weighted average cost of capital plus a one percent premium.

Up to one-third of the total maximum number of PSUs set forth in the table below can be earned each fiscal year. If both ROIC and at least 80% of the pre-established Adjusted EBITDA target are achieved in a fiscal year, then the PSUs allocated to that fiscal year will be earned. The number of PSUs earned ranges from 50% (for Adjusted EBITDA performance at 80% of target) to 150% (for Adjusted EBITDA performance at 110% of target) of the target number of PSUs set forth in the table below allocated to the applicable fiscal year. If ROIC is not achieved or if at least 80% of the Adjusted EBITDA target is not achieved in a particular fiscal year, then none of the PSUs for that year will be earned and all of those PSUs will be forfeited. 100% of the earned PSUs will vest after the end of the Measurement Period. Upon a Change in Control (as defined in the Plan) of the Company, 100% of the earned PSUs will vest and 100% of the unearned PSUs that have not been forfeited prior to the Change in Control will be deemed earned and will vest.

The table below sets forth the target and maximum number of PSUs that can be earned each fiscal year during the Measurement Period:

	Renato Giger	Jason Brady
FY 2015 Target PSUs	9,304	5,921
FY 2015 Maximum PSUs	13,955	8,821
FY 2016 Target PSUs	9,303	5,920
FY 2016 Maximum PSUs	13,955	8,820
FY 2017 Target PSUs	9,303	5,920
FY 2017 Maximum PSUs	13,955	8,820
Total Target PSUs	27,910	17,761
Total Maximum PSUs	41,865	26,641

Other NEO Awards - Stock Options and RSUs

The table below sets forth the number of stock options and the RSUs granted to the Other NEOs:

	Renato Giger	Jason Brady
Stock Options	69,775	44,402
RSUs	13,955	8,880

The exercise price of the stock options is $56.03 per share, which is equal to the closing price of the Company’s common stock on the Date of Grant as reported by the New York Stock Exchange (“NYSE”). 25% of the stock options and the RSUs vest on September 30, 2015 and 6.25% of the stock options and RSUs vest on each December 31, March 31, June 30 and September 30 thereafter, subject in each case to each the Other NEO’s continued services to the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ JASON M. BRADY
Date: October 7, 2014	Name: Jason M. Brady
Title: Senior Vice President, General Counsel and Secretary